Exhibit 99.1

Sino-Global Changes Name to Singularity Future Technology Ltd.; Reflects New Focus and Mandate

Shares Expected to Begin Trading Under Ticker SGLY on NASDAQ January 7, 2022

Great Neck, N.Y., January 5, 2022 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) the "Company") today announced it is changing its name to Singularity Future Technology Ltd. to reflect its new focus and mandate. The Company’s shares are expected to begin trading on NASDAQ under the new ticker symbol “SGLY” beginning January 7, 2022.

The Company began an ambitious strategic business shift in 2021, as it leveraged its core expertise in logistics and shipping to accelerate its diversification and growth in cryptocurrency and other new markets. The formal name change recognizes the Company’s significant progress and represents the latest step in aligning the Company’s business to its growth efforts in cryptocurrency and other new markets.

Chief Executive Officer, Mr. Yang “Leo” Jie, commented, “The formal name change to Singularity Future Technology better embodies the Company’s direction and mandate. We made major progress in 2021, including executive leadership changes, new strategic partnerships, and investments designed to establish our technology leadership. Both our Board of Directors and management team wanted to make the formal name change to better reflect our business, as we remain focused on accelerating growth in cryptocurrency and other new markets. This is a very exciting time for us in the Company’s evolution, and we thank our shareholders for their continued support as we work to create value.”

About Singularity Future Technology Ltd.(NASDAQ: SGLY)

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. has been diversifying into the cryptocurrency market, while continuing to support and grow its shipping, chartering, logistics and related services business. Headquartered in New York, The Company has offices in Mainland China and United States . Additional information about the Company can be found on the Company's corporate website at www.sino-global.net.

Forward-Looking Statements

Certain statements made herein are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include SGLY's estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SGLY's operations, the demand for SGLY's products and services, global supply chains and economic activity in general. Moreover, the value of cryptocurrencies may fluctuate significantly over time, and the success of the JV and its products are not assured. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2021. SGLY's SEC filings are available publicly on the SEC's website at www.sec.gov. SGLY disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

David Pasquale

Global IR Partners

New York Office Phone: +1-914-337-8801

SGLY@globalirpartners.com